BAS was the affiliated party involved in the underwriting
of all the following securities.
Fund Series					Fund
Columbia Funds Variable Investment Trust	NATIONS HIGH YIELD BOND PORTFOLIO
Columbia Funds Variable Investment Trust	NATIONS VALUE PORTFOLIO
Columbia Funds Variable Investment Trust	NATIONS VALUE PORTFOLIO

Fund					Broker
NATIONS HIGH YIELD BOND PORTFOLIO 	CHASE SECURITIES INC
NATIONS VALUE PORTFOLIO			CITIGROUP GLOBAL MARKETS/SALOMON BRO
NATIONS VALUE PORTFOLIO			CITIGROUP GLOBAL MARKETS/SALOMON BRO

Fund					Security
NATIONS HIGH YIELD BOND PORTFOLIO 	CHAPARRAL ENERGY INC SRN 8.50% 12/1/15
NATIONS VALUE PORTFOLIO			XL CAPITAL LTD. COMMON
NATIONS VALUE PORTFOLIO			XL CAPITAL LTD. CONV PREF

Fund					Trade Date	Quantity
NATIONS HIGH YIELD BOND PORTFOLIO 	11/22/2005	"205,000"
NATIONS VALUE PORTFOLIO			12/6/2005	"4,367"
NATIONS VALUE PORTFOLIO			12/6/2025	"7,219"

Fund					Price		Amount
NATIONS HIGH YIELD BOND PORTFOLIO 	100.00000	"205,000"
NATIONS VALUE PORTFOLIO			$65.00		"283,855"
NATIONS VALUE PORTFOLIO			$25.00		"180,475"